UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

BAYLAKE CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement
if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Explanatory Note

The purpose of this amendment to the definitive proxy statement on Schedule 14A (“Proxy Statement”) of Baylake Corp. as previously filed with the Securities and Exchange Commission on April 28, 2011, is to add information inadvertently excluded from page 6 of the Proxy Statement with respect to the description of one of the continuing Class III Directors, Mr. Paul J. Sturm.

The supplemental information is reflected in the attached document, which shall supersede the description of the continuing Class III Directors appearing on page 6 of the Proxy Statement previously filed and the form of proxy attached thereto.

		Class III Directors (Terms expire in 2013)

Roger G. Ferris	68	Retired, insurance industry The Board of Directors benefits from the substantial senior management experience and financial expertise that Mr. Ferris obtained as President of Aon Risk Services of Wisconsin. He is an experienced director of the Company and is a valuable member of the Executive Committee, Director Loan Committee, Director Trust and Wealth Services Committee, and Nominating Committee, providing him with important insight into the business of Baylake and the markets in which it competes.	1998

Thomas L. Herlache	68

Retired, previously Chairman of Baylake and Baylake Bank; previously Chief Executive Officer of Baylake and Chief Executive Officer and Trust Officer of Baylake Bank; currently Director and Chairman of Federal Home Loan Bank of Chicago.

Mr. Herlache’s extensive experience with Baylake, including his former role as its President and Chief Executive Officer, has given him an in-depth knowledge of all aspects of Baylake’s business and the banking industry.  His membership on the Executive Committee, Director Loan Committee, Audit, Legal and Compliance Committee, Personnel and Compensation Committee and Nominating Committee provide him with a deep understanding of the business of Baylake and provides continuity to the Board as a whole.

			1977

Louis J. (Rick) Jeanquart	60	President, Founder and Chairman of the Board of Just In Time Corporation. The Board of Directors benefits from Mr. Jeanquart’s experience in the business and manufacturing communities and from his understanding of Baylake’s markets. In addition, Mr. Jeanquart adds to the Board his significant experience as a business owner and manager and serves on the Director Loan Committee.	2010

Paul J. Sturm	59	Attorney associated with Omholt & Forsythe, S.C. (attorney at law). Mr. Sturm brings to the Board of Directors substantial experience in the legal and business communities, and this experience has provided him with significant and valuable business and financial expertise. He is an experienced director of Baylake and is a valuable member of the Director Loan Committee, Personnel and Compensation Committee, and Director Trust and Wealth Services Committee, providing him with important insight into the business of Baylake and the markets in which it competes.	1998

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